Exhibit 99.1

The Reserve at Johns Creek Walk

Johns Creek, GA

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

REIT Makes Investments in Two New Developments

•                  During the second quarter of 2008, the REIT, through two real estate joint ventures, invested in two developments as the multifamily market continues to be a beneficiary of the downturn in the U.S. single family housing market. The two new developments are located in Denver, Colorado, and near Las Vegas, Nevada (see inside for full description of these developments), both of which have grown in population, according to Property & Portfolio Research (PPR). A senior real estate analyst at BMO Capital Markets in March of 2008 corroborated other expert opinions by indicating that the single-family housing economic woes support multifamily rentals.

The Eclipse – Houston, Texas

•                  Our initial assessment of Hurricane Ike indicates only minor roof and water damage at the Eclipse. The REIT, through a real estate joint venture, has made a loan to and an equity investment in the Eclipse. Construction continues, and we believe that the repairs will be completed in the near term.

Financial Statements

•                  Substantially all of the REIT’s investments are in unconsolidated real estate joint ventures. These joint ventures have made loans to and/or equity investments in nine real estate projects that are currently under development. In addition, a joint venture has made a majority equity investment in one operating property. Included in the net income (loss) of each joint venture is the interest income on its loans, or the net income (loss) on its share of property operations. The REIT does not consolidate these joint ventures; as a result, the REIT’s income statement presents its share of the ten joint ventures’ net income (loss) as equity in earnings of unconsolidated real estate joint venture investments, in aggregate.

•                  As of June 30, 2008 and December 31, 2007, the REIT, through a real estate joint venture, owns a majority equity interest in one operating property, The Reserve at Johns Creek Walk, which was 90 percent occupied as of June 30, 2008. The REIT’s other nine real estate joint ventures have made loans to and/or equity investments in development projects.

•                  The REIT’s total assets were $113 million at June 30, 2008 and $115 million at December 31, 2007. Included in total assets were investments in real estate joint ventures of $78 million at June 30, 2008 and $60 million at December 31, 2007.

•                  Significant portfolio growth over the past 12 months was the primary reason for the increase in income and expenses quarter over quarter. Net income for the REIT was $835,000 for the quarter compared to ($279,000) over the same period a year ago. Total expenses primarily consisted of asset management fees and routine corporate and professional services firm charges.

Some numbers have been rounded for presentation purposes.

* Investment occurred at post-development. Leasing stabilization refers to stabilizing occupancy at 85 percent or more.

IMPORTANT RISK FACTORS TO CONSIDER

Behringer Harvard Multifamily REIT I, Inc. was formed in August 2006. There can be no assurance the investment objectives described herein will be achieved. This investment is subject to substantial risks. These risks include absence of a public market for these securities, limited operating history, absence of properties identified for acquisition, limited transferability and lack of liquidity, risks associated with lending activities, no assurance that distributions will continue to be made or that any particular rate of distribution will be maintained, reliance on the investment REIT’s advisor, payment of significant fees to the advisor and its affiliates, potential conflicts of interest, and lack of diversification in property holdings until significant funds have been raised, potential development risks and construction delays, risk associated with mortgage and mezzanine financing, and the potential inability to retain current residents and attract new residents due to a competitive housing market, and risk the program will not achieve all of its objectives if it does not fully complete its current securities offering. These risks may impact Behringer Harvard Multifamily REIT I’s ability to make distributions as stated in our filings made with the Securities and Exchange Commission. Real Estate investment programs are not suitable for all investors. Refer to the prospectus for a more detailed discussion of risks and suitability standards in your state. The properties depicted herein may not be owned by the REIT and may not be representative of those actually acquired by the REIT.

NEITHER THE ATTORNEY GENERAL OF THE STAE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS PASSED ON OR ENDORSED THE MERITS OF ANY OFFERING OF BEHRINGER HARVARD SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dynamic Denver
Lifestyle Metro Focus

Demographics driving demand in Denver’s “lifestyle” metropolis continues to attract young adults drawn to abundant natural and cultural amenities, largely independent of the job market. PPR reports that these attractions have helped Denver’s apartment market improve during the second quarter.

With a relatively young population, Denver’s median age of 34.1 years is lower than the national median of 35.3 years with a strong concentration of residents in the 18-65 age cohort, or 62.1 percent of the population, compared to 60.2 percent nationally. Denver’s youthful demographic represents 22 percent of its population, which is the prime age for apartment renting—ranking the area thirteenth out of 54 metro areas as reported by PPR. They also report that increasing transportation costs make multifamily access to public transportation and proximity to downtown Denver appealing.

Investments in Alexan Prospect were made in April of 2008. The development is located north of Denver’s central business district. This project is a planned mixed-use development of five-story buildings with 400 apartment units anticipated. The property will be located on an approximately five-acre site. Its proximity to Denver’s central business district, the neighborhoods of Lower Downtown (LoDo), and Prospect Park make this an appealing development.

Alexan Prospect

Denver, CO

•             Located in the 120-acre area of Central Platte Valley

•             A mixed-use development that is planned to include 2,800 square feet of retail space

•             Located in an area that is being transformed into a mixed-use urban neighborhood

•             This area offers three million square feet of offices, shops, restaurants, and hotels

•             Walking distance to the historic Union Station, which is being redeveloped into a multimodal regional transit hub

Consolidated Statements of Operations

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except share and per share amounts)	Jun. 30, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007

Rental revenue	$—	$—	$—	$—

Expenses
Asset management fees	230	7	405	7
Organization expenses	—	48	—	48
Interest expense	—	171	—	171
General and administrative	245	154	541	168
Depreciation and amortization	8	—	30	—
Total expenses	483	380	976	394

Interest income	225	71	650	76
Equity in earnings of unconsolidated real estate joint venture investments	1,093	30	1,858	30
Net income (loss)	$835	$(279)	$1,532	$(288)

Weighted average number of common shares outstanding	14,267	879	14,269	444
Basic and diluted income (loss) per share	$0.06	$(0.32)	$0.11	$(0.65)

Reconciliation of Net Income to Funds from Operations

Net income	835	(279)	1,532	(288)

Adjustments

Real estate depreciation(1)	278	—	559	—

Funds from operations(2)	$1,113	$(279)	$2,091	$(288)

(1) One of our joint ventures owns a majority equity interest in The Reserve at Johns Creek Walk and recognizes depreciation and amortization. Our share of that joint venture’s depreciation and amortization is included in our equity in earnings of unconsolidated real estate joint venture investments, as well as this number.

(2) FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Alexan Prospect, Denver, CO (Above and below. See property description at left.)

Consolidated Balance Sheets

(in thousands, except share amounts)	Jun. 30, 2008	Dec. 31, 2007
Assets
Cash and cash equivalents	$34,693	$53,378
Investments in unconsolidated real estate joint ventures	78,173	60,069
Restricted cash	—	53
Receivables from affiliates	170	301
Mortgage note receivable	1	71
Escrow deposits	—	888
Other assets	119	682
Total assets	$113,156	$115,442

Liabilities and stockholders’ equity

Liabilities
Payables to affiliates	$368	$1,413
Subscriptions for common stock	—	53
Dividends payable	434	412
Accounts payable and accrued liabilities	73	144
Total liabilities	875	2,022

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value per share; 125,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 875,000,000 shares authorized, 14,267,364 and 14,272,919 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	1	1
Additional paid-in capital	114,529	114,567
Cumulative distributions and net loss	(2,249)	(1,148)
Total stockholders’ equity	112,281	113,420
Total liabilities and stockholders’ equity	$113,156	$115,442

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “REIT,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors set forth in our filings made with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Information regarding images depicted within this quarterly report:

A The Reserve at Johns Creek Walk, Johns Creek, GA Joint venture acquisition as the managing member. Actual photograph.

Investments in each of the three following properties (represented in photos B, C, and D) includes a mezzanine loan and equity interest in the project owning entity. Images depicted are artists’ renderings.

B Alexan Prospect, Denver, CO

C Alexan Russell Lofts, near Las Vegas, NV

D Baileys Crossing, Fairfax/Arlington Counties, VA

Consolidated Statements of Cash Flows

(in thousands)	6 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2007
Cash flows from operating activities
Net income (loss)	$1,532	$(288)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Amortization of deferred financing costs	—	79
Depreciation and amortization	29	—
Stock-based compensation amortization	12	12
Equity in earnings of unconsolidated real estate joint venture investments	(1,858)	(30)
Distributions received from unconsolidated real estate joint ventures	1,858	—
Changes in operating assets and liabilities
Accrued interest on mortgage note receivable	—	(59)
Accounts receivable	(20)	—
Other assets	(30)	—
Payables to affiliates	101	102
Accounts payable and other liabilities	(77)	4
Cash provided by (used in) operating activities	1,547	(180)

Cash flows from investing activities
Increase in receivables from affiliates	—	(1,336)
Issuances of mortgage notes receivable	—	(2,996)
Repayments of advances to unconsolidated real estate joint ventures	45	—
Prepaid acquisition costs	—	(629)
Investments in unconsolidated real estate joint ventures	(18,227)	(2,041)
Proceeds from sales of interests in real estate ventures	—	1,968
Distributions received from unconsolidated real estate joint ventures	831	—
Escrow deposits	—	(1,237)
Cash used in investing activities	(17,351)	(6,271)

Cash flows from financing activities
Shares returned	(50)	—
Proceeds from sales of common stock	—	14,432
Offering costs	—	(1,384)
Change in subscriptions for common stock	(53)	157
Change in subscription cash received	53	(156)
Dividends paid	(2,610)	—
Credit Facility:
Proceeds	—	8,000
Repayments	—	(8,000)
Financing fees	—	(287)
Change in payables to affiliates	(221)	—
Cash provided by (used in) financing activities	(2,881)	12,762

Net change in cash and cash equivalents	(18,685)	6,311
Cash and cash equivalents at beginning of period	53,378	20
Cash and cash equivalents at end of period	$34,693	$6,331

Net Operating Income (NOI)

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007
Rental revenue	$—	$—	$—	$—

Operating expenses
Property operating expenses	—	—	—	—
Real estate taxes	—	—	—	—
Property management fees	—	—	—	—
Total operating expenses	—	—	—	—

Net operating income(1)	$—	$—	$—	$—

Reconciliation of NOI to Net Loss

Net operating income	$—	$—	$—	$—

Less:
Asset management fees	230	7	405	7
Organization expenses	—	48	—	48
Interest expense	—	171	—	171
General and administrative	245	154	541	168
Depreciation and amortization	8	—	30	—
Add: Interest income	225	71	650	76
Equity in earnings of joint ventures investments	1,093	30	1,858	30
Net income (loss)	$835	$(279)	$1,532	$(288)

(1) As of June 30, 2008, substantially all investments have been made through unconsolidated real estate joint ventures (Joint Ventures). The REIT accounts for these Joint Ventures using the equity method of accounting and records its share of those Joint Ventures’ net income (losses) of as equity in earnings of unconsolidated real estate joint venture investments.

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, income taxes, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the REIT’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2008 and December 31, 2007, our unaudited consolidated result of operations for the three and six month periods ended June 30, 2008 and June 30, 2007, and cash flows for the period ended June 30, 2008 and June 30, 2007.

Alexan Russell Lofts, near Las Vegas, NV (See property description at right.)

Nevada—Going with Growth in Las Vegas

Clark County, home to the world-famous Las Vegas Strip, continues to lead the state in new residents. The area added more than 79,000 people during 2007, which represents a 4.2 percent population increase to 1.95 million, according to the Nevada State Demographer’s office. Nevada is projected to grow by more than 1.8 million over the next 20 years, according to the U.S. Census Bureau.

“Nevada will likely continue to outpace the national growth rate,” said State Demographer Jeff Hardcastle in April of 2008. “Southern Nevada, including Clark and Nye Counties, is projected to grow by over 1.5 million people,” over the next 20 years. The Census Bureau’s Interim Projections show the United States growing by 19 percent between 2000 and 2020 while Nevada’s growth rate is projected to be 74 percent for the same period.

Las Vegas has historically outpaced the U.S. average in employment growth rate by a wide margin, and with the exception of a short dip in 2008 to 2009, this trend should carry into the foreseeable future, according to PPR.

Investments in Alexan Russell Lofts were made in June of 2008. The development is situated near Las Vegas, Nevada, and is expected to feature 168 apartment units configured in nine three-story buildings.

Alexan Russell Lofts

near Las Vegas, NV

•             Construction for the Alexan Russell Lofts is scheduled for completion in late 2009

•             Development includes a clubhouse, fitness center, and resort-style pool

•             Located six miles southeast from the Las Vegas Strip and three miles east of McCarran International Airport

•             Walking distance to a 5-acre city recreation area

FIRST-CLASS
15601 Dallas Parkway, Suite 600	MAIL
Addison, TX 75001	US POSTAGE
PAID
Date Published 10/08 • IN • 401701	ADDISON, TX
© 2008 Behringer Harvard	PERMIT NO. 36

SECOND QUARTER REPORT SUMMARY